                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           CAMCO INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   [CAMCO LOGO]

Camco International Inc.
7030 Ardmore
Houston, Texas 77054
(713) 747-4000

                                 March 27, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Camco International Inc. to be held at 10:00 a.m., C.T., on Tuesday, May 19, 1998, at the Wyndham Warwick Hotel, 5701 Main Street, Houston, Texas.

     This year you will be asked to vote in favor of two proposals. The proposals concern the election of three directors and the appointment of independent public accountants for fiscal year 1998. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     Thank you for your cooperation.

                                           Sincerely,

                                           /s/ GARY D. NICHOLSON

                                           Gary D. Nicholson
                                           Chairman of the Board

                                   [CAMCO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Camco International Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Warwick Hotel, 5701 Main Street, Houston, Texas, on May 19, 1998, at 10:00 a.m., C.T., for the following purposes:

          (1) To elect three directors to serve until the 2001 Annual Meeting of Stockholders;

          (2) To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1998; and

          (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors has fixed the close of business on March 20, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

     Please execute and return the enclosed proxy card promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, accompanies this Notice and the Proxy Statement.

                                          By order of the Board of Directors,

                                          /s/ RONALD R. RANDALL

                                          Ronald R. Randall
                                          Vice President, General Counsel
                                          and Secretary

Houston, Texas
March 27, 1998

                                  [CAMCO LOGO]

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 19, 1998

     This Proxy Statement and the accompanying form of Proxy are to be first mailed on or about March 27, 1998, to all holders of record on March 20, 1998, of the Common Stock, $.01 par value (the "Common Stock"), of Camco International Inc., a Delaware corporation (the "Company"), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at 10:00 a.m., C.T., on Tuesday, May 19, 1998, and at any adjournment or adjournments thereof (the "Meeting"). The Common Stock is the only class of securities of the Company that is entitled to vote at the Meeting. As of the close of business on March 20, 1998, the record date for determining stockholders who are entitled to receive notice of and to vote at the Meeting, there were 37,810,583 shares of Common Stock issued and outstanding. Each share is entitled to one vote. The Company's Restated Certificate of Incorporation does not permit cumulative voting in the election of directors. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Meeting.

     Shares of Common Stock represented by any unrevoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the Meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as directors of the nominees listed herein and the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1998. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the Meeting.

     The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or telegraph by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company's principal executive office is 7030 Ardmore, Houston, Texas 77054.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF THREE DIRECTORS

     Three directors are to be elected at the Meeting. The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of directors, with the term of one class expiring at each annual stockholders' meeting and each class serving three-year terms. The terms of office of three directors, Messrs. Johnson, Stacy and Tausch expire at the Meeting, and such persons are proposed as nominees for director for a term expiring at the 2001 Annual Meeting. The respective terms of directors expire on the dates set forth below.

                                                POSITIONS AND OFFICES                  DIRECTOR
                                                   WITH THE COMPANY             AGE     SINCE
                                                ---------------------           ---    --------
NOMINEES FOR ELECTION FOR TERMS
  EXPIRING
  AT THE 2001 ANNUAL MEETING (CLASS
  II)
--------------------------------------
William J. Johnson....................  Director                                63       1990
T. Don Stacy..........................  Director                                64       1997
Gilbert H. Tausch.....................  Director                                71       1964
DIRECTORS WHOSE TERMS EXPIRE
  AT THE 1999 ANNUAL MEETING (CLASS
  III)
--------------------------------------
William A. Krause.....................  Director                                67       1973
Lester Varn, Jr. .....................  Director                                73       1997

DIRECTORS WHOSE TERMS EXPIRE
  AT THE 2000 ANNUAL MEETING (CLASS I)
--------------------------------------
Robert L. Howard......................  Director                                61       1995
Gary D. Nicholson.....................  Chairman of the Board, Director,        61       1992
                                        President and Chief Executive Officer
Charles P. Siess, Jr..................  Director                                71       1973

     William J. Johnson has been an independent consultant in the oil and gas industry since 1994. From 1991 to 1994, Mr. Johnson was President and Chief Operating Officer of Apache Corporation. Mr. Johnson is a director of Snyder Oil Corporation, Tesoro Petroleum Corporation and J. Ray McDermott, S.A.

     T. Don Stacy was elected to the Board of Directors in July 1997. Mr. Stacy retired from Amoco Corporation in 1997. He had served Amoco since 1956 in various executive capacities including Chairman of the Board of Directors and President of Amoco Canada Petroleum Company Ltd from 1986 to 1994 and Chairman of the Board of Directors and President of Amoco Eurasia Petroleum Company from 1994 to 1997. Mr. Stacy is a director of Agrium Inc., a producer of farm related products and services.

     Gilbert H. Tausch retired as the Company's President and Chief Executive Officer on January 1, 1993. Prior to that time, Mr. Tausch served the Company in various executive capacities since 1959.

     William A. Krause has been President of Krause, Inc. -- Engineers & Architects since 1990.

     Lester Varn, Jr. was elected to the Board of Directors in June 1997 in connection with the acquisition by the Company of Production Operators Corp where he had served as a director since 1964. Mr. Varn is a private investor who has managed his and his family's investments for the past 52 years. He is an executive in various family owned businesses including positions as President of Varn Investment Company and Crescent Financial, Inc., which are investment companies, and Vice President of Varn Turpentine & Cattle Co. and Varn Trading Company, which are timber companies.

     Robert L. Howard retired from Shell Oil Company in 1995 after 36 years of service where he had served in various executive capacities. He last served Shell Oil Company as Vice President of Domestic Operations for Exploration and Production, and President of Shell Offshore, Inc. and Shell Western Inc. Mr. Howard is a director of Southwestern Energy Company, United Meridian Corporation, McDermott International, Inc. and J. Ray McDermott, S.A.

     Gary D. Nicholson is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Nicholson joined the Company in October 1992 as Executive Vice President and Chief Operating Officer, became President and Chief Executive Officer on January 1, 1993 and Chairman of the Board of Directors in October 1994.

     Charles P. Siess, Jr. is Chairman of the Board of Directors and Chief Executive Officer of Cabot Oil and Gas Corporation and has served in that capacity since 1995. In addition to these offices, Mr. Siess also served Cabot Oil and Gas Corporation as its President from 1995 to 1997 and as Chairman of the Board of Directors, Chief Executive Officer and President from 1989 to 1992. Mr. Siess was a Consultant to and General Manager of Bridas S.A.P.I.C., an Argentine oil and gas company, from 1993 to 1994. Mr. Siess is a director of Cabot Corporation and Rowan Companies, Inc.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the three nominees for director named above, unless otherwise directed by the stockholder. If a nominee should be unable to serve or for good cause will not serve, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. The director nominees receiving a plurality of the votes cast at the Meeting will be elected as directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

     The Company's By-laws provide that, subject to certain limitations discussed below, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (or at any special meeting of stockholders called for the purpose of electing directors) by any stockholder of the Company (a) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and (b) who complies with the notice procedures set forth below. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must also be accompanied by the proposed nominee's written consent to being named as a nominee and to serve as a director if elected.

COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Company's By-laws, the Board of Directors has established two standing committees, an Audit Committee and an Executive Compensation Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1997, the Board of Directors met nine times, the Audit Committee met four times and the Executive Compensation Committee met five times. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members.

     Audit Committee

     Messrs. Krause (chairman), Tausch and Varn are the current members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the consolidated financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Executive Compensation Committee

     Messrs. Johnson (chairman), Howard, Siess and Stacy are the current members of the Executive Compensation Committee. The Executive Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the officers of the Company and administers and makes awards under the Company's Long-Term Incentive Plan.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. In 1997, Directors who were not employees of the Company or its subsidiaries ("Outside Directors") received an annual retainer fee of $22,000, paid quarterly, and a fee of $1,250 for attendance at each meeting of the Board of Directors. Additionally, Outside Directors who were committee chairmen received a separate annual retainer of $2,000. Outside Directors who were committee members, including the chairmen of committees, received a fee of $1,250 for attendance at each committee meeting, except that a meeting that occurred on the same day as a regularly scheduled Board of Directors meeting entitled an Outside Director to receive a fee of $625.

     Pursuant to the Camco International Inc. Amended and Restated Stock Option Plan for Nonemployee Directors (the "Director Plan"), each Outside Director serving on the Board of Directors on the 30th day following each annual meeting of stockholders of the Company is currently granted an option to purchase 5,000 shares of Common Stock at the fair market value of such stock on the date the option is granted. In addition, thirty days following the initial election to the Board of Directors of any new Outside Director or the reelection of an Outside Director, such Outside Director is granted an option to purchase 10,000 shares of Common Stock at the fair market value of such stock on the date of grant.

     Each stock option granted to an Outside Director under the Director Plan, as currently in effect, has a ten year term and is exercisable in three equal annual installments beginning on the first anniversary of the date of grant assuming continued service on the Board of Directors. In the event of an Outside Director's retirement, disability, or in the event of a change of control of the Company (as described under "Change of Control"), options will become immediately exercisable and will remain exercisable for a period of 36 months following the date the director ceases to be a director. In the event of an Outside Director's death prior to retirement or disability, options will become immediately exercisable and will remain exercisable for a period of 12 months. Options are subject to early termination in the event an Outside Director leaves the Board of Directors for any other reason.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1998, subject to ratification by the stockholders at the Meeting. Representatives of Arthur Andersen LLP are expected to attend the Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

     Ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote at the Meeting. Abstentions and broker nonvotes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal.

                              FURTHER INFORMATION

PRINCIPAL STOCKHOLDER

     The following table sets forth as of February 27, 1998, the beneficial ownership of each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. Such information is based solely upon data provided to the Company by such persons.

                                                     AMOUNT AND
                                                     NATURE OF
                                                     BENEFICIAL         PERCENT
                 NAME AND ADDRESS                    OWNERSHIP        OF CLASS(5)
                 ----------------                   ------------      -----------
FMR Corp..........................................   2,107,310(1)         5.6%
  82 Devonshire
  Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.....................   2,076,900(2)         5.5%
  100 East Pratt Street
  Baltimore, Maryland 21202
Dresdner RCM Global Investors LLC.................   2,057,084(3)         5.5%
  Four Embarcadero Center
  San Francisco, California 94111
Putnam Investments, Inc...........................   1,979,856(4)         5.3%
  One Post Office Square
  Boston, Massachusetts 02109

---------------

(1) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and a registered investment adviser, is the beneficial owner of 2,107,310 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). Edward C. Johnson 3d, the Chairman and principal stockholder of FMR, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 2,107,310 shares owned by the Funds; however, sole power to vote the shares owned by the Funds resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Members of Mr. Johnson's family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, Mr. Johnson's wife and a Director of FMR owns 24.5% of the voting stock of FMR. The Johnson family and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(2) The shares are owned by various individual and institutional investors which
    T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Dresdner RCM Global Investors LLC ("Dresdner RCM"), a wholly owned subsidiary of Dresdner Bank AG ("Dresdner"), is a registered investment advisor and the beneficial owner of 2,057,084 shares. RCM Limited L.P. ("RCM Limited") is the Managing Agent of Dresdner RCM and RCM General Corporation ("RCM General") is the General Partner of RCM Limited. Each of Dresdner, RCM Limited and RCM General may be deemed to have beneficial ownership of all shares that are beneficially owned by Dresdner RCM. Of the 2,057,084 shares beneficially owned by Dresdner RCM, Dresdner, Dresdner RCM, RCM Limited and RCM General have sole voting power with respect to 1,404,009 of such shares, sole dispositive power with respect to 2,029,144 of such shares and shared dispositive power with respect to 26,700 of such shares. Additionally, Dresdner has sole power to dispose and vote 1,240 of such shares.

(4) Putnam Investments, Inc. ("PI"), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), is the beneficial owner of 1,979,856 shares. PI wholly owns two registered investment advisors, Putnam Investment Management, Inc. ("PIM"), which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc. ("PAC"), which is the investment advisor to Putnam's institutional clients. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. MMC and PI disclaim any beneficial ownership of any shares, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the shares.

(5) Based on a total of 37,680,539 shares of Common Stock issued and outstanding as of February 27, 1998.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of February 27, 1998, the beneficial ownership of the outstanding Common Stock by each nominee and current director of the Company, each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                      BENEFICIAL        PERCENT
                       NAME                          OWNERSHIP(1)     OF CLASS(2)
                       ----                          ------------     -----------
William J. Johnson.................................      12,314          *
T. Don Stacy.......................................       1,000          *
Gilbert H. Tausch..................................      14,998          *
William A. Krause..................................       9,832          *
Lester Varn, Jr....................................     302,921(3)       *
Robert L. Howard...................................       8,999          *
Gary D. Nicholson..................................      89,413          *
Charles P. Siess, Jr...............................      10,999          *
Merle C. Muckleroy.................................      43,969          *
Robert J. Caldwell.................................      41,768          *
Herbert S. Yates...................................      25,778          *
Stephen D. Smith...................................      23,110          *
Others Not Listed..................................     218,681          *
                                                        -------          ----
All Directors and Executive Officers as a Group (16
  persons).........................................     803,782          2.13%
                                                        =======          ====

---------------

  * Less than 1%.

(1) Beneficial ownership by a person includes both outstanding shares of Common Stock owned and shares of Common Stock which such person has a right to acquire within 60 days upon the exercise of outstanding options. Except for Mr. Varn, directors and executive officers have sole voting and investment power with respect to the shares they own. Includes 30,291, 18,333, 8,000, 8,000 and 228,205 shares of Common Stock beneficially owned by Messrs. Muckleroy, Caldwell, Yates, Smith and all directors and executive officers of the Company as a group, respectively, pursuant to outstanding options that are exercisable within 60 days.

(2) Based on a total of 37,680,539 shares of Common Stock issued and outstanding as of February 27, 1998.

(3) All of such shares of Common Stock are held by a family limited partnership and may be deemed to be indirectly beneficially owned by Mr. Varn as a limited partner; provided, however, Mr. Varn only has sole voting power with respect to 98,727 shares and shared voting power with respect to 97,092 shares of Common Stock.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the current executive officers of the Company. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There is no family relationship between any of these individuals or any of the Company's directors.

             NAME                AGE                     POSITION
             ----                ---                     --------
Gary D. Nicholson..............  61    Chairman of the Board of Directors,
                                       Director, President and Chief Executive
                                         Officer
Herbert S. Yates...............  55    Senior Vice President -- Finance, Chief
                                       Financial Officer and Treasurer
Ronald R. Randall..............  58    Vice President, General Counsel and
                                       Secretary
Thomas W. Everitt..............  52    Vice President -- Human Resources
Bruce F. Longaker, Jr..........  44    Vice President -- Finance and Corporate
                                         Controller
Merle C. Muckleroy.............  63    President, Camco Products and Services Group
Robert J. Caldwell.............  58    President, Camco Drilling Group
Stephen D. Smith...............  53    President, Reda Group
D. John Ogren..................  54    President, Production Operators Group

     Herbert S. Yates joined the Company in 1980 as Director -- Internal Audit and was elected Controller in 1981. Mr. Yates was elected Vice
President -- Finance, and Chief Financial Officer in 1983, Treasurer in 1984 and Senior Vice President -- Finance in 1992.

     Ronald R. Randall joined the Company as General Counsel and Secretary in 1990 and was elected Vice President in 1992. Prior to joining the Company, Mr. Randall was employed by Smith International, Inc., an oilfield service company, from 1979 until 1990 where he last served as General Counsel and Secretary.

     Thomas W. Everitt joined the Company in 1991 as Vice President -- Human Resources. Prior to coming to the Company, Mr. Everitt was Vice
President -- Human Resources with Pearson, Inc., a subsidiary of Pearson plc, a diversified holding company based in the United Kingdom and former parent of the Company, from 1988 until his transfer to the Company in 1991.

     Bruce F. Longaker, Jr. was elected Vice President -- Finance in 1992. Mr. Longaker joined the Company in 1981 and held various positions in the accounting department. He has served as Controller since 1986.

     Merle C. Muckleroy has served as President of the Camco Products and Services Group, which includes Camco Products, Camco Coiled Tubing Services and Camco Wireline, since 1989. Mr. Muckleroy joined the Company in 1963 in the field sales organization and served as Senior Vice President -- Sales and Service from 1981 to 1989.

     Robert J. Caldwell has served as President of the Camco Drilling Group, which includes Reed Tool, Hycalog and Drilling & Services, since 1987. Mr. Caldwell joined the Company in 1969 in the Camco Products manufacturing organization. He served the Camco Products and Services Group as Vice President -- Engineering and Research from 1982 to 1985 and Senior Vice President -- Operations from 1985 to 1987.

     Stephen D. Smith has served as President of Reda Group since February 1996. Mr. Smith joined the Company in 1977 as Vice President -- Materials for the Camco Products and Services Group and has since served in various executive positions in that group where he was last Senior Vice President -- Operations from 1989 to 1996.

     D. John Ogren has served as President of the Production Operators Group since the acquisition of Production Operators Corp by the Company in 1997. Mr. Ogren joined Production Operators Corp in 1994 as President and a Director. Prior to joining Production Operators Corp, Mr. Ogren served E. I. Du Pont de

Nemours and Company ("Dupont") for 30 years in various management positions and last held the positions of Senior Vice President of Dupont and Conoco, Inc., a subsidiary of Dupont, and President and Chief Executive Officer of Dupont Canada.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Members of the Executive Compensation Committee are Messrs. Johnson, Howard, Siess and Stacy each of whom is an Outside Director.

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and granting stock options and other stock based compensation under the Company's 1997 Long-Term Incentive Plan (the "1997 Incentive Plan").

     Overall Objectives of the Executive Compensation Program

     The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. Throughout 1997, the Executive Compensation Committee reviewed compensation surveys, evaluated proxy statements for comparable organizations and took advice from compensation consultants in order to establish the Company's total compensation program and determine awards under the 1997 Incentive Plan.

     In 1997, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary, an award under the Annual Incentive Compensation Plan and an award under the 1997 Incentive Plan for each of such executives.

     Base Salary Program

     It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, including certain of the companies in the Company's peer group index used for the performance graph contained elsewhere herein, Mr. Nicholson's base annual salary was increased from $440,000 in 1996 to $460,000 in 1997.

     Annual Incentive Compensation Plan

     The Company has an Annual Incentive Compensation Plan. Under the plan, the Company provides executives with the opportunity to earn additional compensation based on the Company's financial performance. The maximum award levels for executives participating in this plan range from 30% to 150% of the executive's base salary at the end of the calendar year. This level of award, while not expected to be earned every year, is intended to provide executives an average annual total compensation level approximating the 75th percentile of the total compensation levels in comparable organizations, including those companies in the Company's peer group index used for the performance graph, when measured over time. The awards earned in 1997 were based on the achievement of financial goals established and approved by the Company's Board of Directors. These goals included both the attainment by the Company of certain profit goals and cash flow from operations as well as a comparison of the Company's financial performance relative to its peer group. Mr. Nicholson was eligible to participate in the Annual Incentive Compensation Plan and received an incentive award payment of $666,000 for his contribution to the Company's financial performance in 1997.

     Long-Term Incentive Plan

     In 1997, the Company adopted the 1997 Incentive Plan that permits the Company to make grants of stock options, restricted stock, performance shares and other awards to employees as part of the Company's overall incentive compensation program. The 1997 Incentive Plan, which was adopted to replace the Company's 1993 Long Term Incentive Plan (the "1993 Incentive Plan"), is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of stockholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations, including companies in the Company's peer group index used for the performance graph. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level. In 1997, stock option grants for an aggregate of 522,213 shares of Common Stock were made to employees. In addition, grants of service based restricted stock awards were made in respect of 72,550 shares. The number of shares subject to the awards was established at a level that was believed to be approximately the 75th percentile for comparable organizations based on reports provided to the Executive Compensation Committee. Performance related restricted stock awards were made to certain executives in connection with the acquisition of Production Operators Corp in 1997. The terms of the award provide for one-half of any earned shares to vest in each of February 1999 and February 2000. Mr. Nicholson received a grant of 12,000 shares under this award. Mr. Nicholson was also granted options to acquire 110,000 shares of Common Stock and 8,000 shares of restricted stock in 1997. The restricted stock will vest three years from the date of the award provided Mr. Nicholson is still employed by the Company. The number of shares subject to these awards was fixed at a level considered to be appropriate to provide a meaningful long-term incentive to Mr. Nicholson.

     Section 162(m)

     Section 162(m) of the Internal Revenue Code, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based". For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, the Company believes that compensation relating to options granted under the 1993 Incentive Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's restricted stock awards and incentive compensation awards under the 1993 Incentive Plan do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee under the Company's plans in establishing the performance goals for such awards. However, the 1997 Incentive Plan is intended to meet the requirements of Section 162(m) of the Code for performance awards involving restricted stock and other incentive compensation. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

                        EXECUTIVE COMPENSATION COMMITTEE

                          William J. Johnson, Chairman
                                Robert L. Howard
                             Charles P. Siess, Jr.
                                  T. Don Stacy

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash compensation and additional incentive compensation paid by the Company to the Chief Executive Officer and each of its four other most highly compensated executive officers for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                           ANNUAL COMPENSATION                  AWARDS
                                                     -------------------------------   -------------------------
                                                                             OTHER
                                                                            ANNUAL      RESTRICTED    SECURITIES   ALL OTHER
             NAME AND PRINCIPAL                                             COMPEN-       STOCK       UNDERLYING    COMPEN-
         POSITION WITH THE COMPANY            YEAR    SALARY     BONUS     SATION(1)   AWARDS(2)(3)    OPTIONS     SATION(4)
         -------------------------            ----   --------   --------   ---------   ------------   ----------   ---------
Gary D. Nicholson...........................  1997   $460,000   $666,000    $    --      $982,500      110,000      $2,481
  Chairman of the Board of                    1996    440,000    660,000         --       348,000       90,000       2,494
  Directors, President and                    1995    400,000    500,000         --            --           --       2,133
  Chief Executive Officer
Merle C. Muckleroy..........................  1997   $218,000   $253,000    $    --      $147,375       15,000      $2,481
  President, Camco Products                   1996    208,000    280,000         --       116,000       10,000       2,494
  and Services Group                          1995    193,000    195,000         --            --           --       2,133
Robert J. Caldwell..........................  1997   $214,000   $210,000    $    --      $147,375       15,000      $2,481
  President, Camco Drilling Group             1996    207,000    218,000         --       116,000       10,000       2,494
                                              1995    195,000    195,000         --            --           --       2,133
Herbert S. Yates............................  1997   $204,000   $217,000    $    --      $383,175       15,000      $2,481
  Senior Vice President -- Finance,           1996    194,000    214,000         --       116,000       10,000       2,494
  Chief Financial Officer and                 1995    180,000    155,000         --            --           --       2,133
  Treasurer
Stephen D. Smith............................  1997   $175,000   $163,000    $    --      $147,375       15,000      $2,481
  President, Reda Group                       1996    163,750    158,000     60,946(5)    116,000       10,000       2,494
                                              1995    145,700    112,560         --            --           --       2,133

---------------

(1) The dollar value of perquisites and other personal benefits were less than the lesser of $50,000 and 10% of the total annual salary and bonus for each named executive officer, except as noted for Mr. Smith who received reimbursement for certain relocation expenses in 1996.

(2) Pursuant to the 1997 Incentive Plan, Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith were awarded 8,000, 3,000, 3,000, 3,000 and 3,000 shares, respectively, of service based restricted Common Stock ("Service Based Restricted Stock") on May 20, 1997. The vesting of the Service Based Restricted Stock pursuant to this grant is based upon the employee's continued employment for a three year period at which time all of the shares will vest. On February 20, 1996, Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith were awarded 12,000, 4,000, 4,000, 4,000, and 4,000 shares, respectively of Service Based Restricted Stock under the Company's 1993 Incentive Plan. The vesting of all shares under this award is based upon the employees' continued employment for a three year period at which time all of the shares will vest.

    Pursuant to the 1997 Incentive Plan, Messrs. Nicholson and Yates were awarded 12,000 and 4,800 shares, respectively, of performance based restricted Common Stock ("Performance Based Restricted Stock"). Under the terms of this grant, the shares will be earned based on the Company and Production Operators reaching certain financial goals during 1998. The shares, if earned, will be paid in two equal installments in February 1999 and February 2000, provided the employees remain employed by the Company.

    As of December 31, 1997, the aggregate number of all unvested restricted stock holdings awarded to Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith were 47,705, 16,052, 16,052, 15,718 and 7,667 shares respectively. The aggregate value of all unvested restricted stock holdings awarded to Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith were $3,038,212, $1,022,312, $1,022,312,

                                             (Notes continued on following page)

    $1,001,040 and $488,292, respectively, based on the closing market price of the Common Stock on that date.

(3) Recipients of restricted stock are not entitled to any dividends, voting or other rights with respect thereto until such stock vests and the restrictions are removed.

(4) Represents matching contributions of $1,500 made by the Company in 1997 under the Company's Thrift Plan, and life insurance premiums of $981 paid by the Company.

(5) Payment of expenses in connection with Mr. Smith's relocation from Texas to Oklahoma.
     The following table sets forth information concerning stock options granted by the Company under the Incentive Plan to the Chief Executive Officer and each of the four other most highly compensated executive officers during the fiscal year ended December 31, 1997.

                                OPTIONS GRANTED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                       POTENTIAL
                                                                                  REALIZABLE VALUE(2)
                               OPTIONS     % OF    EXERCISE                     -----------------------
                              GRANTED(1)   TOTAL    PRICE     EXPIRATION DATE       5%          10%
                              ----------   -----   --------   ---------------   ----------   ----------
Gary D. Nicholson...........   110,000     19.07%   $49.06    May 20, 2007      $3,394,066   $8,601,229
Merle C. Muckleroy..........    15,000      2.60     49.06    May 20, 2007         462,827    1,172,895
Robert J. Caldwell..........    15,000      2.60     49.06    May 20, 2007         462,827    1,172,895
Herbert S. Yates............    15,000      2.60     49.06    May 20, 2007         462,827    1,172,895
Stephen D. Smith............    15,000      2.60     49.06    May 20, 2007         462,827    1,172,895

---------------

(1) Represents options granted on May 20, 1997, under the 1997 Incentive Plan.

(2) Potential realizable values are based on the assumption that the Common Stock will appreciate in value from the date of grant to the end of the option terms at the stated annualized rates. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of future appreciation, if any, which may be realized in future periods.

     The following table sets forth information concerning the exercises of options during the fiscal year ended December 31, 1997, and the number and value of unexercised options held as of December 31, 1997, by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                          AGGREGATED OPTION EXERCISES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                      NUMBER OF SECURITIES
                         SHARES                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                       ACQUIRED ON      VALUE              OPTIONS AT               IN-THE-MONEY OPTIONS
                        EXERCISE     REALIZED(1)         FISCAL YEAR-END            AT FISCAL YEAR-END(2)
                       -----------   -----------   ---------------------------   ---------------------------
        NAME                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----                                       -----------   -------------   -----------   -------------
Gary D. Nicholson....    69,165      $1,619,640      46,665         224,170      $2,227,002     $6,202,714
Merle C. Muckleroy...        --              --      27,791          33,709       1,299,606      1,021,613
Robert J. Caldwell...    13,638         672,469      15,833          33,834         632,682      1,027,418
Herbert S. Yates.....    18,335         719,222       8,500          34,665         401,469      1,062,252
Stephen D. Smith.....     3,583         140,412       5,500          26,584         243,438        678,371

---------------

(1) Represents the difference between the exercise price of the options exercised and the market price of the shares acquired on the exercise date.

(2) Value based on the difference between (i) the fair market value of Common Stock on December 31, 1997, and (ii) the exercise price.

RETIREMENT PLANS

     The Company maintains a pension plan and a Supplemental Executive Retirement Plan (the "SERP") for the benefit of its executive officers. The SERP provides for a supplement to the retirement benefits payable under the Pension Plan. The estimated annual benefits payable upon retirement at normal retirement age for Messrs. Nicholson, Muckleroy, Caldwell, Yates and Smith under the Pension Plan, as supplemented by the SERP, are $377,147, $157,583, $199,006, $210,060 and $197,882, respectively.

     Compensation for the purposes of the plans consists of all remuneration paid to a participant (other than relocation expense reimbursement, educational assistance, cost of living allowances, mortgage assistance and overseas hardship bonuses and inducements and bonus payments in excess of 20% of base pay) for the relevant period. Benefits are reduced for early retirement. Benefits are determined based on the average of the participant's highest five consecutive years out of the last ten consecutive years before retirement. The benefits shown above are computed on the basis of a ten year certain and life annuity and are not subject to reduction for social security. Other forms of benefits are available. Benefits are also reduced for the present value of benefits under Company tax qualified pension plans as well as tax qualified pension plans sponsored by the participant's former employers.

     Upon the occurrence of a "Change of Control" (as defined below under "Change of Control"), all benefits under the SERP will fully and immediately vest, including eligibility for the early retirement benefit, and each participant will receive additional service credit equal to a minimum of five years (however, not to exceed the service that would have been achieved by the participant's normal retirement date) or, for executives who have not yet reached age 50, a minimum benefit equal to that which would have been achieved had they been employed until age 55. An amount equal to the present value of the accrued benefits, as determined through actuarial calculations, is required to be deposited in the rabbi trust that is established for the SERP. To the extent that payments to a participant under the SERP would result in the receipt of an amount in excess of the amount permitted to be paid without penalty under
Section 4999 of the Code, the amount of payments to be made under the SERP will be reduced if such reduction would increase the after-tax payments to the participant. The estimated present value of the benefits that would have been payable (before any reduction with respect to Section 4999 of the Code) under the SERP if a Change of Control had occurred on December 31, 1997, is $2,357,140, $574,091, $698,788, $501,712 and $333,441 for Messrs. Nicholson,
Muckleroy, Caldwell, Yates and Smith, respectively. No contributions were made to the SERP by the Company in 1997.

NICHOLSON EMPLOYMENT AGREEMENT

     The Company has entered into an agreement with Mr. Nicholson to employ him as President and Chief Executive Officer. Pursuant to the agreement, Mr. Nicholson will receive a base annual salary of $520,000 in 1998. In addition, the agreement provides that Mr. Nicholson will be eligible for participation in the 1993 and 1997 Incentive Plans and the SERP. In the event of termination of his employment without cause, Mr. Nicholson will receive (a) an amount equal to two times his base salary in effect at the time of his termination, (b) full vesting of his accrued benefit under the SERP and (c) accelerated vesting in any non-vested stock options or other awards granted under the 1993 and 1997 Incentive Plans.

EXECUTIVE SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with its executive officers (the "Executive Severance Agreements"). The agreements provide that if the executive's employment is terminated within three years after a Change of Control , either (a) by the Company for reasons other than "cause" (as defined in the Executive Severance Agreements) or other than as a consequence of death, disability, retirement at age 65 or voluntary retirement before age 65 or (b) by the executive for reasons relating to a diminution of responsibilities or compensation or if relocation of the executive is required by the Company to a location other than that of a major operating unit or facility of the Company (but in no event upon termination for cause), the executive will receive: (1) a lump-sum payment equal to three times the highest cash compensation earned (i.e., annual base salary plus annual bonus earned for the year's performance) during any period of 12 months during the five years ending with the date on which employment is terminated (such lump sum payment to be reduced pro rata to the extent there are less than 36 months until the executive reaches age 65); and
(2) life, medical, dental and accident and disability insurance as provided in the Company's insurance programs or, in certain circumstances, substantially equivalent insurance to be provided by the Company for a period of 36 months after termination of employment (or until age 65 or when comparable coverage is obtained through another employer, whichever is sooner). To the extent that payments to an executive under his agreement would result in the receipt of an amount in excess of the amount permitted to be paid without penalty under
Section 4999 of the Code, the amount of payments to be made under the agreement will be reduced if such reduction would increase the after-tax payments to the executive. Had the named executive officers terminated employment on December 31, 1997, in a manner entitling them to benefits under the Executive Severance Agreements, the respective executive officers would have received the following cash lump-sum payments pursuant to item (1) above: Mr. Nicholson, $3,378,000; Mr. Muckleroy, $1,464,000; Mr. Caldwell, $1,275,000; Mr. Yates, $1,263,000 and
Mr. Smith, $1,014,000.

CHANGE OF CONTROL

     The Company intends that certain of the benefit plans described above will provide for the acceleration of certain benefits in the event of a "Change of Control" of the Company. Under such plans, a Change of Control will be deemed to have occurred if either (1) any person or group acquires beneficial ownership (as defined therein) of 30% or more of the Company's voting securities, (2) there is a change in the composition of a majority of the Company's Board within any period of four consecutive years which change was not approved by a majority of the Board as constituted immediately prior to the commencement of such four-year period, (3) at any meeting of stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board fails to be elected or (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive. A Change of Control will be deemed not to occur in respect to an employee if such employee is the person or part of the group referred to in clause (1) above.

     Upon the occurrence of a Change of Control of the Company, all outstanding shares of restricted stock and performance awards will immediately vest. All stock options and all stock appreciation rights granted under the 1993 and 1997 Incentive Plans and held by then-current employees will become immediately exercisable and will remain exercisable for three years (but not beyond their expiration date) following the employee's termination of employment for any reason other than dishonesty, conviction of a felony, willful unauthorized disclosure of confidential information or willful refusal to perform the duties of such employee's position ("cause"). All stock options granted to Outside Directors under the Director Plan will become immediately exercisable and will remain exercisable for the remainder of their term. In addition, each participant in the 1997 Incentive Plan will receive the maximum performance awards he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and will retain the right to earn any additional portion of his or her award if he or she remains in the Company's employ. Under the terms of the 1993 and 1997 Incentive Plans and Director Plan, no director or executive officer will be entitled to receive any payment under that plan that is in excess of the amount permitted to be paid without penalty under Section 4999 of the Code.

PERFORMANCE PRESENTATION

     The following performance graph compares the performance of the Common Stock to the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Simmons Composite Oil Service Index. Information with respect to the Common Stock and the S&P 500 is from December 10, 1993, the date upon which the Common Stock first began public trading. The Simmons Composite Oil Service Index information is from November 30, 1993. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 10, 1993, and that all dividends were reinvested.

                            CAMCO INTERNATIONAL INC.
                         PROXY PERFORMANCE PRESENTATION
                            AS OF DECEMBER 31, 1997

                                     CHART

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge and except as set forth below, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 1997 all
Section 16(a) filing requirements were complied with.

     On February 18, 1997, Mr. Goerner exercised stock options, and, on February 24, 1997 Messrs. Everitt, Nicholson, Randall and Yates exercised stock options and delivered shares of Common Stock in payment of the exercise price. A Form 4 was required to be filed by such persons on March 10, 1997. However, such Form 4s were filed on March 17, 1997. On July 17, 1997, Mr. Longaker exercised a stock option and delivered shares of Common Stock to the Company in payment of the exercise price. A Form 4 was required to be filed for Mr. Longaker on August 11, 1997. However, such exercise and delivery of shares were reported on Form 5 filed on February 13, 1998. At various times between October 23-29, 1997, Messrs. Caldwell, Everitt and Longaker exercised stock options and sold the shares of Common Stock received from such exercises. A Form 4 was required to be filed for each of such persons on November 10, 1997. However, such Form 4s were filed on November 12, 1997. On November 6 and 10, 1997, Messrs. Yates and Smith, respectively, exercised stock options and sold shares of Common Stock. A Form 4 was required to be filed for each of such persons on December 10, 1997. However, such Form 4s were filed on December 11, 1997. On December 31, 1997, Mr. Yates exercised a stock option. A Form 4 was required to be filed for Mr. Yates on January 12, 1998. However, such Form 4 was filed on January 16, 1998.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 7030 Ardmore, Houston, Texas 77054 by November 27, 1998, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Company's By-laws provide that no business may be transacted at an annual meeting of stockholders other than business that is properly brought before the annual meeting by any stockholder of the Company (a) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (b) who complies with the notice procedures set forth below. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth above. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.

                                 OTHER MATTERS

     At the date of this proxy statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Meeting other than those described above. However, if any other matters should come before the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ RONALD R. RANDALL

                                          Ronald R. Randall
                                          Vice President, General Counsel
                                          and Secretary

Houston, Texas
March 27, 1998

                                  [CAMCO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              AND PROXY STATEMENT

                             TUESDAY, MAY 19, 1998

                                   10:00 A.M.

                             WYNDHAM WARWICK HOTEL
                                5701 MAIN STREET
                                 HOUSTON, TEXAS

                            CAMCO INTERNATIONAL INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned stockholder of Camco International Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Gary D.
P    Nicholson and Ronald R. Randall, and each of them, his true and lawful
R    agents and proxies, with full power of substitution in each, to vote, as
O    designated below, all of the shares of Common Stock, $.01 par value, of the
X    Company which the undersigned would be entitled to vote at the Annual
Y Meeting of Stockholders of the Company to be held at the Wyndham Warwick Hotel, 5701 Main Street, Houston, TX on May 19, 1998 at 10:00 A.M., C.T., and at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated March 27, 1998.


                                             (Change of address/Comments)

The election of three directors to        ------------------------------------
serve until their respective successors
are elected and shall qualify.            ------------------------------------

                                          ------------------------------------
                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card)



Nominees:      William J. Johnson
               T. Don Stacy
               Gilbert H. Tausch


                                                                     SEE REVERSE
                                                                        SIDE


                            * FOLD AND DETACH HERE *

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed and dated will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed herein or any substitute for them and FOR Proposal 2.


1.   Election of Directors (see reverse side).

        FOR all nominees               WITHHOLD AUTHORITY
     listed herein (except as       to vote for all nominees
     marked to the contrary)             listed herein

               [ ]                             [ ]


(Instructions: To withhold authority to vote for any indicated nominee, write that nominee's name on the line provided below.)



--------------------------------------------------------------------------------

2. Approval of Arthur Andersen LLP as independent public accountants of the Company.


               FOR            AGAINST        ABSTAIN

               [ ]              [ ]            [ ]

3. In their discretion the proxies are authorized to vote upon such other matters that may properly come before the meeting of any adjournment(s) thereof.


          COMMENTS       [ ]

          CHANGE OF
          ADDRESS        [ ]



     SIGNATURE(S)                                           DATE
                 ------------------------------------------      ----------
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                            * FOLD AND DETACH HERE *